Exhibit 99.1

NEWS RELEASE	Embarq Corporation 5454 West 110th Street Overland Park, KS 66211 embarq.com

Investor Relations Contact:

Trevor Erxleben, 866-591-1964

investorrelations@embarq.com

Media Contact:

Debra Peterson, 913-323-4881

debra.d.peterson@embarq.com

EMBARQ’s Second Quarter Results Show Improving Trends

Company Raises 2007 Outlook

Overland Park, KS – July 26, 2007 - EMBARQ (NYSE: EQ) today announced results for the second quarter of 2007 that showed improvement in key trends. Second quarter revenues, operating income and earnings per share all increased relative to the first quarter of the year. Additionally, for the third consecutive quarter, EMBARQ reported a decline in access lines that was better than the same quarter in the prior year. As a result of these improvements, the company raised its 2007 outlook for revenue, operating income, capital expenditures and access lines.

“We have made substantial progress in our first year as a public company,” said Dan Hesse, EMBARQ Chairman and Chief Executive Officer. “Even though we have raised our 2007 outlook, we must continue to improve our competitiveness, our customer satisfaction levels, and our financial performance.”

Second Quarter Highlights

•	EMBARQ introduced innovative online voicemail functionality and integrated wireless-wireline calling features.

•	For the third consecutive quarter, access lines declined less than in the prior year quarter.

•	Consolidated net operating revenues increased 1% sequentially to $1.605 billion.

•

Telecommunications segment revenues increased slightly sequentially to $1.482 billion. This represents a decline of less than 1% relative to second quarter 2006 results reported on an ‘as adjusted’ basis, and a 3% increase relative to second quarter 2006 results reported on a GAAP basis.

•	Operating income increased 8% sequentially to $400 million.

•	Diluted earnings per share increased 9% sequentially to $1.15.

•	In light of its solid second quarter results, the company raised its outlook for 2007.

Operating Results

EMBARQ reported Consolidated net operating revenues of $1.605 billion for the second quarter of 2007, an increase of 1% relative to the first quarter of the year. In the company’s Telecommunications segment, revenues increased slightly sequentially to $1.482 billion, as growth in high speed Internet, wireless and product revenues offset a decline in voice revenue. In the Logistics segment, net operating revenues increased 13% sequentially to $123 million.

Operating Results (continued)

EMBARQ reported consolidated operating income of $400 million for the second quarter, an increase of 8% relative to the first quarter of 2007. The company’s second quarter operating income results included $8 million of non-recurring spin-off related expenses that negatively impacted selling, general and administrative expenses. Conversely, cost of services was favorably impacted by miscellaneous non-recurring items totaling $5 million.

Also included in second quarter operating income was $20 million of early life-stage dilution associated with the company’s wireless business. This amount reflects a standardized reporting methodology the company implemented after further analyzing indirect cost allocations to wireless. Dilution amounts for prior quarters using both the previous and updated methodologies are as follows:

	3Q-06		4Q-06		1Q-07		2Q-07
Updated	($16M	)	($25M	)	($22M	)	($20M	)
Previous	($12M	)	($17M	)	($17M	)	n/a

Capital Expenditures and Cash Flow

EMBARQ reported capital expenditures of $188 million for the second quarter of 2007. This amount includes $2 million of non-recurring spin-off related capital spending.

Free cash flow before dividends was $40 million in the second quarter, which was impacted by the timing of interest and tax payments. Year-to-date, free cash flow before dividends totaled $357 million.

The company paid a second quarter dividend of $0.625 per share.

Subscriber Results

EMBARQ reported a decline of 146,000 access lines in the second quarter, which is 5,000 fewer than the decline in the prior year period. On a year-over-year basis, the company’s access lines declined 6%.

The company reported second quarter HSI subscriber additions of 52,000. At the end of the quarter, EMBARQ had more than 1.15 million HSI subscribers.

The company continued to grow its wireless business, adding 18,000 new subscribers in the quarter. At quarter end, its wireless subscriber base totaled 89,000.

Video net additions totaled 8,000 in the second quarter. The company ended the quarter with 178,000 of its customers subscribing to video services.

Postretirement Benefits Changes

During the second quarter, EMBARQ amended its postretirement medical and life insurance plans to eliminate medical coverage and Medicare premium subsidies for Medicare-eligible retirees and Medicare-eligible dependents, effective January 1, 2008. In addition, these amendments capped the maximum amount of life insurance benefits through the company-sponsored plan for qualified retirees at $10,000, effective January 1, 2008, and eliminated company-provided life insurance coverage for retirees who have benefits through a separate subsidiary company-sponsored plan, effective September 1, 2007.

Postretirement Benefits Changes (continued)

These amendments resulted in a reduction of EMBARQ’s other postretirement benefit plan obligation of $301 million. This amount will be amortized to expense over the remaining average life of retirees, which is expected to reduce postretirement benefit expense by approximately $20 million over the second half of 2007. Beginning in 2008, the annual expense impact of these amendments is expected to be $40 million, but $20 million of this favorability is expected to be offset, primarily by prior year amendments becoming fully amortized in 2007. Thus, 2008 postretirement benefit expense is expected to be comparable to 2007. Annual cash savings are expected to be approximately $30 million beginning in 2008.

2007 Outlook

EMBARQ updated the outlook for 2007 it provided on April 25, 2007. The company’s new expectations for the year, which reflect the postretirement benefit changes outlined above, are as follows:

•	Access lines are expected to decline at a low to mid 6% rate.

•	Telecommunications segment revenues are expected to be $5.87 billion to $5.92 billion.

•

Consolidated operating income is expected to be $1.51 billion to $1.56 billion, including approximately $30 million of non-recurring spin-off expenses, $70 to $80 million of early-stage dilution associated with the company’s wireless business, and depreciation of approximately $1.06 billion.

•	Consolidated capital expenditures are expected to be approximately $865 million, including approximately $15 million of non-recurring separation-related capital spending.

GAAP and ‘As Adjusted’ Reporting

EMBARQ’s reported results under generally accepted accounting principles (GAAP) for periods prior to its May 2006 spin-off from Sprint Nextel do not reflect certain items that are included in its GAAP reporting for periods subsequent to the spin-off. (These items are described in more detail in the “Financial Measures” section on page 7.) Accordingly, the company’s pre spin-off GAAP results are not fully comparable to its post spin-off GAAP results.

The company’s as adjusted basis of reporting reflects the current composition of its business for all periods prior and subsequent to its spin-off. Thus, as adjusted results are provided to help investors evaluate trends in the company’s performance.

Reconciliations between EMBARQ’s GAAP and as adjusted results are provided in Schedules 5 and 6.

Conference Call

On Thursday, July 26, 2007, EMBARQ will hold a conference call beginning at 4:30 PM EDT. Dial-in numbers for the conference call are (866) 245-2310 (U.S. and Canada) and (706) 679-0843 (International). The code required to access the call is 5803470. Please plan to dial-in at least five minutes before the scheduled start time. A simultaneous audio webcast of the call and a downloadable presentation will be available at www.embarq.com/investors.

For those unable to participate live, a replay of the call will be available until August 12th, 2007 by dialing (800) 642-1687 (U.S. and Canada) or (706) 645-9291 (International) as well as at www.embarq.com/investors. The accompanying presentation will also be archived and available for download at this website.

Cautionary Statement

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements relating to EMBARQ’s outlook or expectations for earnings, revenues, expenses, depreciation and amortization, asset quality, access line declines, customer growth, or other future financial or business performance, strategies or expectations. The words “estimate,” “plan,” “project,” “forecast,” “expect,” “intend,” “anticipate,” “believe,” “seek,” “target,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements reflect management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, customer and network usage, customer retention, pricing, operating costs, technology, and the economic and regulatory environment. Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include: economic, competitive, regulatory, technological, capital market and other factors, and the risks that are described in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” contained in EMBARQ’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (SEC) and in EMBARQ’s other filings with the SEC.

Forward-looking statements speak only as of the date they were made, and EMBARQ undertakes no obligation to update or revise any forward-looking statements in light of new information or future events. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this presentation. EMBARQ is not obligated to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this presentation.

Selected Financial Data (Unaudited) - Current Period Results Compared to Prior Quarter

	2Q-07	1Q-07	Fav/(Unfav)
Consolidated
Voice	$1,071	$1,084	($13)	-1.2%
Data	188	189	(1)	-0.5%
High-speed Internet	121	116	5	4.3%
Wireless	11	9	2	22.2%
Other services	63	60	3	5.0%

Service revenues	1,454	1,458	(4)	-0.3%
EMBARQ Logistics	123	109	14	12.8%
Other product	28	22	6	27.3%

Product revenues	151	131	20	15.3%

Net Operating Revenues	1,605	1,589	16	1.0%
Operating Expenses
Cost of services	404	417	13	3.1%
Cost of products	142	127	(15)	-11.8%
Selling, general and administrative	395	404	9	2.2%
Depreciation	264	270	6	2.2%

Total Operating Expenses	1,205	1,218	13	1.1%

Operating Income	$400	$371	$29	7.8%
Interest expense	111	109	(2)	-1.8%
Other expense (income), net	—	0	0	N/A

Income Before Taxes	$289	$262	$27	10.3%
Income tax expense	113	102	(11)	-10.8%

Net Income	$176	$160	$16	10.0%

Diluted Earnings Per Share	$1.15	$1.05

	2Q-07	1Q-07	Fav/(Unfav)
Telecom
Voice	$1,071	$1,084	($13)	-1.2%
Data	188	189	(1)	-0.5%
High-speed Internet	121	116	5	4.3%
Wireless	11	9	2	22.2%
Other services	63	60	3	5.0%

Service revenues	1,454	1,458	(4)	-0.3%
Product revenues	28	22	6	27.3%

Net Operating Revenues	1,482	1,480	2	0.1%
Operating Expenses
Cost of services	404	417	13	3.1%
Cost of products	33	30	(3)	-10.0%
Selling, general and administrative	387	392	5	1.3%
Depreciation	262	267	5	1.9%

Total Operating Expenses	1,086	1,106	20	1.8%

Operating Income	$396	$374	$22	5.9%

	2Q-07	1Q-07	Fav/(Unfav)
Logistics
Net Operating Revenues	123	109	14	12.8%
Operating Expenses
Cost of services & products	109	97	(12)	-12.4%
Selling, general and administrative	8	12	4	33.3%
Depreciation	2	3	1	33.3%

Total Operating Expenses	119	112	(7)	-6.3%

Operating Income	$4	($3)	$7	N/A

SELECTED FINANCIAL DATA (unaudited) - Current Period Results Compared to Prior Year

	2Q-07	2Q-06 GAAP	Fav/(Unfav)		2Q-06 As Adjusted	Fav/(Unfav)
Consolidated
Voice	$1,071	$1,073	($2)	-0.2%	$1,129	($58)	-5.1%
Data	188	174	14	8.0%	178	10	5.6%
High-speed Internet	121	95	26	27.4%	95	26	27.4%
Wireless	11	—	11	N/A	—	11	N/A
Other services	63	68	(5)	-7.4%	61	2	3.3%

Service revenues	1,454	1,410	44	3.1%	1,463	(9)	-0.6%
EMBARQ Logistics	123	138	(15)	-10.9%	138	(15)	-10.9%
Other product	28	31	(3)	-9.7%	29	(1)	-3.4%

Product revenues	151	169	(18)	-10.7%	167	(16)	-9.6%

Net Operating Revenues	1,605	1,579	26	1.6%	1,630	(25)	-1.5%
Operating Expenses
Cost of services	404	367	($37)	-10.1%	390	($14)	-3.6%
Cost of products	142	149	7	4.7%	148	6	4.1%
Selling, general and administrative	395	403	8	2.0%	398	3	0.8%
Depreciation	264	254	(10)	-3.9%	267	3	1.1%

Total Operating Expenses	1,205	1,173	(32)	-2.7%	1,203	(2)	-0.2%

Operating Income	$400	$406	($6)	-1.5%	$427	($27)	-6.3%

Interest expense	111
Other expense (income), net	—

Income Before Taxes	$289
Income tax expense	113

Net Income	$176

Diluted Earnings Per Share	$1.15

	2Q-07	2Q-06 GAAP	Fav/(Unfav)		2Q-06 As Adjusted	Fav/(Unfav)
Telecom
Voice	$1,071	$1,073	($2)	-0.2%	$1,129	($58)	-5.1%
Data	188	174	14	8.0%	178	10	5.6%
High-speed Internet	121	95	26	27.4%	95	26	27.4%
Wireless	11	—	11	N/A	—	11	N/A
Other services	63	68	(5)	-7.4%	61	2	3.3%

Service revenues	1,454	1,410	44	3.1%	1,463	(9)	-0.6%
Product revenues	28	31	(3)	-9.7%	29	(1)	-3.4%

Net Operating Revenues	1,482	1,441	41	2.8%	1,492	(10)	-0.7%
Operating Expenses
Cost of services	404	368	(36)	-9.8%	391	(13)	-3.3%
Cost of products	33	23	(10)	-43.5%	22	(11)	-50.0%
Selling, general and administrative	387	390	3	0.8%	385	(2)	-0.5%
Depreciation	262	251	(11)	-4.4%	264	2	0.8%

Total Operating Expenses	1,086	1,032	(54)	-5.2%	1,062	(24)	-2.3%

Operating Income	$396	$409	($13)	-3.2%	$430	($34)	-7.9%

	2Q-07	2Q-06 GAAP	Fav/(Unfav)		2Q-06 GAAP	Fav/(Unfav)
Logistics
Net Operating Revenues	123	138	(15)	-10.9%	138	(15)	-10.9%
Operating Expenses
Cost of services & products	109	125	16	12.8%	125	16	12.8%
Selling, general and administrative	8	13	5	38.5%	13	5	38.5%
Depreciation	2	3	1	33.3%	3	1	33.3%

Total Operating Expenses	119	141	22	15.6%	141	22	15.6%

Operating Income	$4	($3)	$7	N/A	($3)	$7	N/A

Financial Measures

For periods prior to and including May 17, 2006, the date of EMBARQ’s spin-off from Sprint Nextel, reported operating income reflects the combined performance of the specific legal entities that were spun-off from Sprint Nextel in accordance with GAAP. The reported information for these entities prior to and including the date of separation does not include certain items that will be reflected in EMBARQ’s reported operating income for periods subsequent to May 17, 2006. These items primarily consist of the following:

•

In-territory consumer and business long distance customers transferred to Embarq by Sprint Nextel, as well as certain in-territory equipment and professional service customers transferred to Sprint Nextel by Embarq; and

•	Other assets and liabilities related to ongoing business operations transferred to Embarq by Sprint Nextel.

In order to facilitate a comparison of EMBARQ’s historical operating performance to its performance subsequent to the spin-off, Schedule 5 provides an as adjusted view of EMBARQ’s quarterly operating income for 2006, including reconciliations to GAAP. The as adjusted financial information assumes the spin-off from Sprint Nextel had occurred on January 1, 2006 and includes the items described above. The as adjusted financial information is a non-GAAP measure and should be considered in addition to, but not as a substitute for, the information contained in the company’s financial reporting.

Definitions

Net Debt is consolidated debt, including current maturities, less cash and equivalents. This non-GAAP measure should be used in addition to, but not as a substitute for the information provided in the balance sheets and statements of cash flows. EMBARQ believes that Net Debt provides useful information about its capacity to reduce debt and improve its capital structure.

Reconciliation of Non-GAAP measure - Net Debt

	June 30, 2007	March 31, 2007	Change
Current maturities	$54	$37	$17
Long-term debt	6,069	6,058	11
Less: Cash and equivalents	(14)	(46)	32

Net Debt	$6,109	$6,049	$60

Free Cash Flow is defined as the change in cash and equivalents less cash provided or used by financing activities. This non-GAAP measure should be used in addition to, but not as a substitute for the information provided in the statement of cash flows. EMBARQ believes that Free Cash Flow provides useful information about the cash generated from core operations and its ability to fund dividends, scheduled debt maturities and other financing activities.

Reconciliation of Free Cash Flow

	QTD	YTD
	June 30, 2007	June 30, 2007
Change in cash and equivalents	$(32)	$(39)
Less: Net cash used by financing activities	72	396

Free Cash Flow	$40	$357

Definitions (continued)

Average Revenue per Household is calculated by dividing consumer revenues by average primary consumer access lines. While this measure is not defined under accounting principles generally accepted in the United States, the measure uses a GAAP measure as the basis for the calculation. EMBARQ believes Average Revenue per Household provides useful information concerning the success of its bundling initiatives and performance in attracting and retaining high value customers.

HSI Average Revenue per Subscriber is calculated by dividing high-speed Internet revenues by average high-speed Internet subscribers. While this measure is not defined under accounting principles generally accepted in the United States, the measure uses a GAAP measure as the basis for the calculation. EMBARQ believes HSI Average Revenue per Subscriber provides useful information concerning the appeal of its high-speed Internet pricing plans and performance in attracting and retaining high value customers.

About EMBARQ

EMBARQ (NYSE: EQ), headquartered in Overland Park, Kansas, offers a complete suite of common sense communications services. The company has approximately 20,000 employees and operates in 18 states. EMBARQ is included in the S&P 500.

For consumers, EMBARQ offers an innovative portfolio of services that includes reliable local and long distance home phone service, high-speed Internet, wireless, and satellite TV from DISH Network® – all on one monthly bill.

For businesses, EMBARQ has a comprehensive range of flexible and integrated services designed to help businesses of all sizes be more productive and communicate with their customers. This service portfolio includes local voice and data services, long distance, Business Class DSL, wireless, enhanced data network services, voice and data communication equipment and managed network services. In 2007, EMBARQ ranked highest in customer satisfaction among large enterprise businesses, according to J.D. Power and Associates Study.

EMBARQ believes that by focusing on the communities the company serves and by employing common sense and practical ingenuity, it is able to provide customers with a committed partner, dedicated customer service and innovative products for work and home. For more information, visit embarq.com.

Embarq Corporation

Consolidated Statements of Operations

($ in millions, except per share amounts)

(unaudited)

Schedule 1

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net Operating Revenues
Service revenues	$1,454	$1,410	$2,912	$2,796
Product revenues	151	169	282	344

Net operating revenues	1,605	1,579	3,194	3,140
Operating Expenses
Cost of services	404	367	821	745
Cost of products	142	149	269	309
Selling, general and administrative	395	403	799	822
Depreciation	264	254	534	492

Total Operating Expenses	1,205	1,173	2,423	2,368

Operating Income	400	406	771	772
Interest expense	111	68	220	87
Other (income) expense, net	—	(3)	—	(8)

Income Before Taxes	289	341	551	693
Income tax expense	113	125	215	263

Net Income	$176	$216	$336	$430

Basic Earnings Per Share (1)	$1.16	$1.45	$2.23	$2.89

Basic weighted average shares (1)	151.8	149.1	151.0	149.1
Diluted Earnings Per Share (1)	$1.15	$1.44	$2.20	$2.87

Diluted weighted average shares (1)	153.6	150.0	153.0	149.9

(1)

Basic and diluted earnings per share and weighted average shares outstanding have been presented on a pro forma basis for the quarter and year to date periods ended June 30, 2006. Shares outstanding and dilution effects at the spin-off date of May 17, 2006 were assumed to be outstanding at January 1, 2006.

Embarq Corporation

Consolidated Balance Sheets

($ in millions)

Schedule 2

	June 30, 2007	December 31, 2006
	(unaudited)
Assets
Cash and equivalents	$14	$53
Accounts receivable, net	656	660
Inventories	170	179
Prepaid expenses and other current assets	152	131

Total current assets	992	1,023
Property, plant and equipment, net	7,837	7,988
Other non-current assets	62	80

Total non-current assets	7,899	8,068

Total assets	$8,891	$9,091

Liabilities and stockholders’ equity
Current maturities	$54	$37
Accounts payable	436	503
Accrued payroll & benefits	159	198
Accrued taxes	146	164
Deferred revenue	207	211
Accrued interest	55	52
Other current liabilities	108	99

Total current liabilities	1,165	1,264
Long-term debt	6,069	6,421
Postretirement and other benefit obligations	359	685
Deferred income taxes	1,098	1,039
Other non-current liabilities	165	150

Total non-current liabilities	7,691	8,295
Stockholders’ equity
Common stock	2	1
Treasury stock, at cost	—	—
Paid in capital	(274)	(414)
Retained earnings	470	308
Accumulated other comprehensive income (loss)	(163)	(363)

Total stockholders’ equity	35	(468)

Total liabilities and stockholders’ equity	$8,891	$9,091

Embarq Corporation

Consolidated Statements of Cash Flows

($ in millions)

(unaudited)

Schedule 3

	Six Months Ended June 30,
	2007	2006
Operating Activities
Net income	$336	$430
Depreciation	534	492
Deferred and uncertain income tax provisions	(52)	(38)
Provision for losses on accounts receivable	37	24
Stock-based compensation expense	30	2
Net losses (gains) on sales of assets	(7)	(7)
Other, net	22	7
Changes in assets and liabilities:
Accounts receivable	(26)	(18)
Inventories and other current assets	(30)	92
Accounts payable and other current liabilities	(146)	198
Noncurrent assets and liabilities, net	7	(1)

Net cash provided by operating activities	705	1,181

Investing Activities
Capital expenditures	(371)	(449)
Proceeds from construction reimbursements	5	5
Proceeds from sales of assets	18	20

Net cash used by investing activities	(348)	(424)

Financing Activities
Changes in debt, net	(332)	1,598
Net cash paid to Sprint Nextel associated with the spin off	—	(2,208)
Dividends paid to stockholders	(174)	—
Common stock issued	88	—
Dividends paid to Sprint Nextel	—	(194)
Other, net	22	(6)

Net cash used by financing activities	(396)	(810)

Change in cash and equivalents	(39)	(53)
Cash and equivalents at beginning of period	53	103

Cash and equivalents at end of period	$14	$50

Embarq Corporation

Operating Statistics - As Adjusted* (unaudited)

(Revenues in millions; lines and subscribers in thousands)

(* Note: As adjusted is a non-GAAP measure. See Schedule 5 for a reconciliation to GAAP.)

Schedule 4

	2Q-07 (1)	1Q-07 (1)	2006	4Q-06 (1)	3Q-06 (1)	2Q-06	1Q-06
Service and Product Revenues
Voice	$1,071	$1,084	$4,519	$1,120	$1,109	$1,129	$1,161
Data	188	189	716	183	180	178	175
High-speed Internet	121	116	393	108	98	95	92
Wireless	11	9	7	4	3	—	—
Other	63	60	248	57	64	61	66

Service revenues	1,454	1,458	5,883	1,472	1,454	1,463	1,494

EMBARQ Logistics	123	109	530	115	125	138	152
Other	28	22	106	30	27	29	20

Product revenues	151	131	636	145	152	167	172

Net operating revenues	$1,605	$1,589	$6,519	$1,617	$1,606	$1,630	$1,666

Operating Unit Revenues
Consumer	$675	$682	$2,726	$671	$668	$686	$701
Business	385	384	1,522	381	389	379	373
Wholesale	422	414	1,741	450	424	427	440

Telecommunications	1,482	1,480	5,989	1,502	1,481	1,492	1,514
EMBARQ Logistics	123	109	530	115	125	138	152

Net operating revenues	$1,605	$1,589	$6,519	$1,617	$1,606	$1,630	$1,666

Access Lines
Consumer	4,461	4,588		4,659	4,731	4,835	4,970
Business	2,054	2,065		2,059	2,069	2,074	2,079
Wholesale	176	184		190	198	208	219

Total	6,691	6,837		6,908	6,998	7,117	7,268

Average Revenue per Household
Consumer revenue	$675	$682		$671	$668	$686	$701
Average primary consumer access lines	4,180	4,261		4,316	4,384	4,482	4,571

Monthly revenue per average HH	$53.83	$53.35		$51.82	$50.79	$51.02	$51.12

High-speed Internet Lines
Consumer	963	916		838	763	690	625
Business	154	149		142	135	127	121
Wholesale	39	39		37	35	32	31

Total	1,156	1,104		1,017	933	849	777

HSI Average Revenue per Subscriber
High-speed Internet revenue	$121	$116		$108	$98	$95	$92
Average HSI subscribers	1,130	1,061		975	891	813	735

Monthly revenue per average subscriber	$35.69	$36.44		$36.92	$36.66	$38.95	$41.72

Wireless Subscribers
Consumer	81	65		44	21	4	—
Business	8	6		4	3	1	—

Total	89	71		48	24	5	—

Entertainment Subscribers	178	170		162	146	131	109

(1)	As Embarq completed the spin-off from Sprint-Nextel on May 17, 2006, periods subsequent to the second quarter 2006 represent GAAP results

Embarq Corporation

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 5

Year Ended December 31, 2006	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$4,346	$172	$—	$—	$1	$4,519
Data	706	6	—	—	4	716
High-speed Internet	393	—	—	—	—	393
Wireless	7	—	—	—	—	7
Other	270	(22)	—	—	—	248

Service revenues	5,722	156	—	—	5	5,883

EMBARQ Logistics	530	—	—	—	—	530
Other	111	(5)	—	—	—	106

Product revenues	641	(5)	—	—	—	636

Net operating revenues	$6,363	$151	$—	$—	$5	$6,519
Operating Expenses
Cost of services	1,594	73	—	—	1	1,668
Cost of products	598	(4)	—	—	—	594
Selling, general and administrative	1,600	35	—	(52)	1	1,584
Depreciation	1,027	—	—	38	—	1,065

Total Operating Expenses	4,819	104	—	(14)	2	4,911
Operating Income	$1,544	$47	$—	$14	$3	$1,608

Operating Unit Revenues
Consumer	$2,590	$136	$—	$—	$—	$2,726
Business	1,492	28	—	—	2	1,522
Wholesale	1,751	(13)	—	—	3	1,741

Telecommunications	5,833	151	—	—	5	5,989
EMBARQ Logistics	530	—	—	—	—	530

Net operating revenues	$6,363	$151	$—	$—	$5	$6,519

Capital Expenditures	$923	$—	$—	$67	$—	$990

Embarq Corporation

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 5

Quarter Ended June 30, 2006	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,073	$56	$—	$—	$—	$1,129
Data	174	2	—	—	2	178
High-speed Internet	95	—	—	—	—	95
Wireless	—	—	—	—	—	—
Other	68	(7)	—	—	—	61

Service revenues	1,410	51	—	—	2	1,463

EMBARQ Logistics	138	—	—	—	—	138
Other	31	(2)	—	—	—	29

Product revenues	169	(2)	—	—	—	167

Net operating revenues	$1,579	$49	$—	$—	$2	$1,630
Operating Expenses
Cost of services	367	23	—	—	—	390
Cost of products	149	(1)	—	—	—	148
Selling, general and administrative	403	13	—	(18)	—	398
Depreciation	254	—	—	13	—	267

Total Operating Expenses	1,173	35	—	(5)	—	1,203
Operating Income	$406	$14	$—	$5	$2	$427

Operating Unit Revenues
Consumer	$642	$44	$—	$—	$—	$686
Business	369	9	—	—	1	379
Wholesale	430	(4)	—	—	1	427

Telecommunications	1,441	49	—	—	2	1,492
EMBARQ Logistics	138	—	—	—	—	138

Net operating revenues	$1,579	$49	$—	$—	$2	$1,630

Capital Expenditures	$265	$—	$—	$47	$—	$312

Embarq Corporation

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 5

Quarter Ended March 31, 2006	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,044	$116	$—	$—	$1	$1,161
Data	169	4	—	—	2	175
High-speed Internet	92	—	—	—	—	92
Wireless	—	—	—	—	—	—
Other	81	(15)	—	—	—	66

Service revenues	1,386	105	—	—	3	1,494

EMBARQ Logistics	152	—	—	—	—	152
Other	23	(3)	—	—	—	20

Product revenues	175	(3)	—	—	—	172

Net operating revenues	$1,561	$102	$—	$—	$3	$1,666
Operating Expenses
Cost of services	378	50	—	—	1	429
Cost of products	160	(3)	—	—	—	157
Selling, general and administrative	419	22	—	(34)	1	408
Depreciation	238	—	—	25	—	263

Total Operating Expenses	1,195	69	—	(9)	2	1,257
Operating Income	$366	$33	$—	$9	$1	$409

Operating Unit Revenues
Consumer	$609	$92	$—	$—	$—	$701
Business	353	19	—	—	1	373
Wholesale	447	(9)	—	—	2	440

Telecommunications	1,409	102	—	—	3	1,514
EMBARQ Logistics	152	—	—	—	—	152

Net operating revenues	$1,561	$102	$—	$—	$3	$1,666

Capital Expenditures	$184	$—	$—	$20	$—	$204

Telecommunications Segment

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 6

Quarter Ended June 30, 2006	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,073	$56	$—	$—	$—	$1,129
Data	174	2	—	—	2	178
High-speed Internet	95	—	—	—	—	95
Wireless	—	—	—	—	—	—
Other	68	(7)	—	—	—	61

Service revenues	1,410	51	—	—	2	1,463
Product revenues	31	(2)	—	—	—	29

Net operating revenues	$1,441	$49	$—	$—	$2	$1,492
Operating Expenses
Cost of services	368	23	—	—	—	391
Cost of products	23	(1)	—	—	—	22
Selling, general and administrative	390	13	—	(18)	—	385
Depreciation	251	—	—	13	—	264

Total Operating Expenses	1,032	35	—	(5)	—	1,062
Operating Income	$409	$14	$—	$5	$2	$430

Operating Unit Revenues
Consumer	$642	$44	$—	$—	$—	$686
Business	369	9	—	—	1	379
Wholesale	430	(4)	—	—	1	427

Telecommunications	1,441	49	—	—	2	1,492
Capital Expenditures	$265	$—	$—	$47	$—	$312

Embarq Corporation

Supplemental Cash Flow Data

($ in millions)

(unaudited)

Schedule 7

Quarter Ended June 30, 2007
Operating Activities
Net income	$176
Depreciation	264
Deferred and uncertain income tax provisions	(16)
Provision for losses on accounts receivable	20
Stock-based compensation expense	16
Net losses (gains) on sales of assets	(4)
Other, net	11
Changes in assets and liabilities:
Accounts receivable	(40)
Inventories and other current assets	(2)
Accounts payable and other current liabilities	(221)
Noncurrent assets and liabilities, net	21

Net cash provided by operating activities	225

Investing Activities
Capital expenditures	(188)
Proceeds from construction reimbursements	2
Proceeds from sales of assets	1

Net cash used by investing activities	(185)

Financing Activities
Changes in debt, net	28
Dividends paid to stockholders	(170)
Common stock issued	53
Other, net	17

Net cash used by financing activities	(72)

Change in cash and equivalents	(32)
Cash and equivalents at beginning of period	46

Cash and equivalents at end of period	$14